Exhibit 23(a)

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX), pertaining to the 1994 Stock Option Plan of United Industrial Corporation, of our report dated March 10, 2003, with respect to the consolidated financial statements and schedule of United Industrial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
Harrisburg, PA
November 17, 2003